Exhibit 32.1
Certifications Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Groupon, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Eric P. Lefkofsky and Theodore J. Leonsis, Office of the Chief Executive of the Company, and Jason E. Child, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:    /s/ Eric P. Lefkofsky
Eric P. Lefkofsky
Office of the Chief Executive

By:     /s/ Theodore J. Leonsis
Theodore J. Leonsis
Office of the Chief Executive

By:    /s/ Jason E. Child
Jason E. Child
Chief Financial Officer

Date:    May 8, 2013